Exhibit 99.1

FOR IMMEDIATE RELEASE

IRIDEX Reports 2012 Third Quarter Results

Mountain View, Calif.—November 1, 2012—IRIDEX Corporation (Nasdaq: IRIX) today reported financial results for the third quarter ended September 29, 2012.

•	Ophthalmology revenues in the third quarter were $7.9 million, compared to $8.3 million in the prior year period.

•	Gross margin for the third quarter improved to 49.6%, compared to 48.3% in the prior year period and up from 48.7% in the second quarter.

•

Operating expenses, excluding one-time severance expenses of $0.7 million were $3.8 million in the third quarter compared to $3.7 million in the prior year period and $4.5 million in the second quarter.

•

Loss from continuing operations for the third quarter was $0.6 million or $0.06 per diluted share, compared with income from continuing operations of $0.3 million, or $0.02 per diluted share, in the prior year period.

•

Guidance for fourth quarter: The Company expects to achieve revenues between $8.4 million and $8.7 million, gross margins between 49% and 51% and operating expenses between $4.0 million and $4.2 million. The Company anticipates generating operating income in the fourth quarter.

Interim CEO William M. Moore said, “IRIDEX implemented a number of important strategic and operational realignments during the third quarter. This included a management change at the end of August and the subsequent elimination or reassignment of several senior executive positions. These personnel changes have been accompanied by an assessment of the Company’s revenue and spending plans in order to give priority to investments that have the potential to deliver significant near term shareholder return via either new revenues or improved efficiencies. The combination of changes was designed to improve performance and accountability at all levels of the organization.”

Moore continued, “Going forward, we plan to deliver shareholder value in three principal ways. First, we will return the Company to profitability and thereafter operate the business to be consistently profitable. Second, we will take advantage of our strong position in the market to be opportunistic in acquiring or partnering with ophthalmic companies that have developed excellent technologies. Third, we will deploy cash from our strong balance sheet and profitable operations to directly benefit our shareholders through our share buyback program.”

During the third quarter, the Company repurchased 76,429 shares at an average price of $3.65. In total, the Company has repurchased 241,000 shares at an average price of $3.82. In May 2012, the Board of Directors approved an extension of the Company’s share repurchase program through March 2013 and an increase in the amount of cash available for the program to a total of $4 million. Moore said, “We are exploring all avenues open to the Company to make the ongoing buyback program more effective.”

The preceding commentary relates to the results of the Company’s continuing ophthalmology business. In February 2012, the Company sold its aesthetics laser business and the financial statements reflect the results of its aesthetics laser business as discontinued operations.

Nine Month 2012 Business Highlights

•

The Company’s Board of Directors named medical device industry veteran William M. Moore as interim President and Chief Executive Officer, effective August 29, 2012. The Board also appointed James Mackaness as Chief Operating Officer. Mackaness will continue to serve in his role as the Company’s Chief Financial Officer and Moore will continue to serve as Chairman of the Board of Directors during his tenure as Interim Chief Executive Officer.

•

The Company launched a new non-invasive, in-office glaucoma procedure based on its proprietary MicroPulseTM technology. The new glaucoma therapy, a tissue-sparing, repeatable therapy called MicroPulse Laser Trabeculoplasty (MLT), was introduced by IRIDEX at the recent American Society of Cataract and Refractive Surgery (ASCRS).

•

The Company announced the first use of MicroPulse Laser Therapy (MPLT), using the IQ 577 laser coupled with EndoProbe® instrumentation. This is the first time tissue-sparing laser therapy has been delivered through an intraocular fiber-optic probe in a surgical setting demonstrating the feasibility of intraocular MPLT approaches.

•

The Company closed the sale of its aesthetics business to Cutera, Inc. for approximately $5.1 million. The sale allows the resources of the entire organization to now focus on the substantial and growing opportunity in the worldwide retina and glaucoma markets.

Conference Call

IRIDEX management will conduct a conference call later today, Thursday, November 1, 2012 at 5:00 p.m. Eastern Time. Interested parties may access the live conference call via telephone by dialing (877) 941-1465 (U.S.) or (480) 629-9724 (International) and quoting Conference ID 4572831, or by visiting the Company’s website at www.iridex.com. A telephone replay will be available beginning on Thursday, November 1, 2012 through Thursday, November 8, 2012 by dialing (800) 406-7325 (U.S.) or (303) 590-3030 (International) and entering Access Code 4572831. In addition, later today an archived version of the webcast will be available on the Company’s website at www.iridex.com.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. We maintain a deep commitment to the success of our customers, with comprehensive technical, clinical, and service support programs. IRIDEX is dedicated to a standard of excellence, offering superior technology for superior results. IRIDEX products are sold in the United States through a direct sales force and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries. For further information, visit the Company’s website at http://www.iridex.com/.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, relating to the size and growth of markets in which the Company operates, the success of the Company’s marketing and sales efforts, MicroPulse laser therapy, the Company’s growth strategy, the Company’s acquisition strategy, sales revenue growth, operational plans, profitability, the Company’s projected fiscal 2012 financial results and the Company’s share repurchase program. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2012 which were filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Company Contact:	Investor Relations Contact:

Jim Mackaness	Matt Clawson
CFO & COO	Allen & Caron
650-940-4700	949-474-4300
matt@allencaron.com

TABLES FOLLOW

IRIDEX Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Total revenues	$7,881	$8,258	$24,631	$24,539
Cost of revenues	3,970	4,268	12,623	12,527

Gross profit	3,911	3,990	12,008	12,012

Operating expenses:
Research and development	1,006	894	3,294	2,747
Sales and marketing	1,875	1,747	5,861	5,311
General and administrative	1,609	1,088	4,018	3,193

Total operating expenses	4,490	3,729	13,173	11,251

(Loss) income from continuing operations	(579)	261	(1,165)	761
Legal settlement	—	—	800	800
Other expense, net	(117)	(53)	(192)	(46)

(Loss) income from continuing operations before income taxes	(696)	208	(557)	1,515
(Benefit from) provision for income tax expense	(141)	(48)	(134)	175

(Loss) income from continuing operations	(555)	256	(423)	1,340

(Loss) income from discontinued operations, net of tax	(190)	93	(413)	484
Gain on sale of discontinued operations, net of tax	—	—	2,032	—

(Loss) income from discontinued operations, net of tax	(190)	93	1,619	484

Net (loss) income	$(745)	$349	$1,196	$1,824

Net (loss) income per share:
Basic:
Continuing operations	$(0.06)	$0.03	$(0.05)	$0.15
Discontinued operations	(0.02)	0.01	0.18	0.05

Net (loss) income	$(0.08)	$0.04	$0.13	$0.20

Diluted:
Continuing operations	$(0.06)	$0.02	$(0.05)	$0.13
Discontinued operations	(0.02)	0.01	0.18	0.05

Net (loss) income	$(0.08)	$0.03	$0.13	$0.18

Weighted average shares used in computing net (loss) income per share:
Basic	9,005	8,965	8,974	8,963

Diluted	9,005	10,253	8,974	10,233

IRIDEX Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(unaudited)

	September 29, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$13,734	$10,789
Accounts receivable, net	5,496	5,551
Inventories, net	7,542	6,659
Prepaids and other current assets	1,117	464
Current assets of discontinued operations	724	6,043

Total current assets	28,613	29,506
Property and equipment, net	468	325
Intangible assets, net	602	745
Goodwill	533	533
Other long-term assets	219	199
Non-current assets of discontinued operations	4	841

Total assets	$30,439	$32,149

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,529	$1,580
Accrued compensation	1,987	1,180
Accrued expenses	1,000	1,920
Accrued warranty	528	556
Deferred revenue	861	1,014
Current liabilities of discontinued operations	67	2,663

Total current liabilities	5,972	8,913
Long-term liabilities:
Other long-term liabilities	706	810

Total liabilities	6,678	9,723

Stockholders’ equity:
Convertible preferred stock	5	5
Common stock	94	92
Additional paid-in capital	42,712	42,032
Accumulated other comprehensive loss	—	(35)
Treasury stock, at cost	(1,656)	(1,078)
Accumulated deficit	(17,394)	(18,590)

Total stockholders’ equity	23,761	22,426

Total liabilities and stockholders’ equity	$30,439	$32,149